    Exhibit 21.1    LIST OF SUBSIDIARIES

3065619 Nova Scotia Company
Accupath Diagnostic Laboratories, Inc.
CannAmm OTS Limited Partnership
Center For Disease Detection, LLC
Clearstone Holdings (International) Ltd.
Czura Thornton (Hong Kong) Limited
D.H.G. Place du Centre Clinique Ltee.
Dianon Systems, Inc.
DL Holdings Limited Partnership
Dynacare Company
Dynacare Northwest Inc.
Dynacare Valley Medical Laboratories GP Inc.
Dynacare Valley Medical Laboratory Limited Partnership
Dynacare – Gamma Laboratory Partnership
Esoterix Colorado Pathology Practice Group, P.C.
Esoterix Genetic Laboratories, LLC
Esoterix Pathology Practice Group, P.C.
Esoterix, Inc.
Gamma-Dynacare Central Medical Laboratories GP Inc.
Gamma-Dynacare Central Medical Laboratory Limited Partnership
Hazpen Trustees Ltd.
Lab Delivery Service of New York City, Inc.
LabCorp Belgium Holdings, Inc.
Labcorp Diagnostics Europe Holdings Limited
LabCorp Employer Services, Inc.
Labcorp Genetics Inc.
LabCorp Health System Diagnostics, LLC
Labcorp Japan, G.K.
Labcorp Kansas, Inc.
LabCorp Neon Ltd.
LabCorp Neon Switzerland S.a.r.l.
Labcorp Oklahoma, Inc.
LabCorp Staffing Solutions, Inc.
LabCorp Tennessee, LLC
Labcorp UK Finco Limited
LabCorp UK Holdings, Ltd.
Laboratory Corporation of America
Laboratory Corporation of America Holdings
Medical Neurogenetics, LLC
Medtox Diagnostics, Inc.
Medtox Laboratories, Inc.
Medtox Scientific, Inc.
Monogram Biosciences, Inc.
National Genetics Institute
New Molecular Diagnostics Ventures LLC
Omniseq, Inc.
Ovuline, Inc.
Pathology Associates Medical Laboratories, LLC
Personal Genome Diagnostics Inc.
Pixel By Lab Corp.
Protedyne Corporation
Sequenom Center For Molecular Medicine, LLC
Sequenom, Inc.
SW/DL LLC
The Labcorp Charitable Foundation
Viro-Med Laboratories, Inc.

Visiun, Inc.

Inactive Entities
Dynacare Laboratories Arizona Inc.
Lighthouse 2024 LLC

BioPharma Operating Entities
Fairfax Storage Limited
Labcorp Bedford LLC
Labcorp Bioanalytical Services LLC
LabCorp BV
Labcorp Central Laboratory Services Limited Partnership
Labcorp Central Laboratory Services S.à r.l.
Labcorp Clinical Development Limited
Labcorp CTTS Inc.
Labcorp Development (Asia) Pte. Ltd.
Labcorp Development Inc.
Labcorp Early Development India Private Limited
Labcorp Early Development Laboratories Inc.
Labcorp Early Development Laboratories Limited
Labcorp Early Development Services GmbH
Labcorp Hong Kong Holdings Limited
Labcorp International Group Limited
Labcorp International Holdings B.V.
Labcorp International Holdings Limited
Labcorp Laboratories India Private Limited
Labcorp Laboratories Japan GK
Labcorp Laboratories S.L.
Labcorp Laboratories SASU
Labcorp Laboratories Sdn. Bhd.
Labcorp Laboratories sp. z o.o.
Labcorp Laboratories YH
Labcorp LSR Pension Escrow Limited
Labcorp Luxembourg Sarl
Labcorp Neon Luxembourg Sarl
Labcorp Pharmaceutical Research and Development (Shanghai) Co., Ltd.
Labcorp Pharmaceutical Research and Development (Suzhou) Co., Ltd.
LSR Pension Scheme Limited

BioPharma Inactive Entities
Covance CRS International Limited